EXHIBIT 21.1

SUBSIDIARIES OF ATLAS PIPELINE PARTNERS, L.P.

Name	Jurisdiction
Atlas Pipeline Operating Partnership, L.P.	Delaware
Atlas Pipeline Escrow, LLC	Delaware
APL Laurel Mountain, LLC	Delaware
APC Acquisition, LLC	Delaware
Atlas Pipeline Tennessee, LLC	Pennsylvania
Setting Sun Pipeline Corporation	Delaware
Atlas Pipeline Mid-Continent LLC	Delaware
Velma Intrastate Gas Transmission Company, LLC	Delaware
Slider WestOk Gathering, LLC	Delaware
Velma Gas Processing Company, LLC	Delaware
Atlas Pipeline NGL Holdings, LLC	Delaware
Atlas Pipeline NGL Holdings II, LLC	Delaware
Atlas Pipeline Finance Corp.	Delaware
NOARK Energy Services, LLC	Oklahoma
Atlas Pipeline Mid-Continent WestOk, LLC	Delaware
Atlas Pipeline Mid-Continent WestTex, LLC	Delaware
Atlas Chaney Dell, LLC	Delaware
Atlas Midkiff, LLC	Delaware
Atlas Pipeline Mid-Continent Holdings, LLC	Delaware
APL Gas Treating, LLC	Delaware
APL Arkoma Holdings, LLC	Delaware
APL Arkoma, Inc.	Delaware
APL Arkoma Midstream, LLC	Delaware
APL Barnett, LLC	Delaware
Pecos Pipeline, LLC	Delaware
Tesuque Pipeline, LLC	Delaware
APL SouthTex Midstream LLC	Delaware
APL SouthTex Pipeline Company LLC	Texas
APL SouthTex Processing Company LP	Texas
APL SouthTex Midstream Holding Company LP	Texas
APL SouthTex Gas Utility Company LP	Texas
APL SouthTex Transmission Company LP	Texas
APL SouthTex Midstream Company LP	Texas